Strategic Alliance Agreement

Composite Technology Corporation
And
TECO-Westinghouse Motor Company

November 27, 2006

Strategic Alliance Agreement

THIS AGREEMENT is made this 27th day of November, 2006 by and between TECO-Westinghouse Motor Company, a corporation having a principal place of business at 5100 North IH-35, Round Rock, Texas 78681 (hereinafter called “TWMC”) and Composite Technology Corporation, a corporation organized and existing under the laws of the state of of Nevada and having a principal place of business at 2026 McGaw Avenue, Irvine, California 92614 (hereinafter called “CTC”)

PREAMBLE

1.1
CTC and its Affiliates produce, sell, and license the DeWind series of wind energy turbines including the 50Hz and 60Hz D6 rated at 1.25 megawatts (MW) and the 50Hz and 60Hz D8 rated at 2MW, both noted for their reliability. In 2007, the new 2MW D8.2 is planned to be delivered to North American customers from assembly operations in Lübeck, Germany. The D8.2 utilizes the advanced WinDrive® hydrodynamic torque converter developed by Voith AG with a synchronous AC generator that is able to connect directly to the grid without the use of power conversion electronics. The DeWind 8.2 will be available in both a 60Hz and 50Hz version.

1.2
TWMC is a world leader in manufacturing electric motors and generators, with a broad selection ranging from ¼ HP to 100,000 HP. The company is also a leader in supplying motor controls, and providing engineering services, genuine Westinghouse renewal parts and large motor repairs.

1.2.1	The TWMC products are used to drive pumps, fans, compressors, rolling mills, grinders, crushers, and a variety of other rugged applications.

1.2.2
Headquartered in Round Rock, Texas, TWMC serves the petrochemical, electric utility, pulp and paper, water/wastewater treatment, air conditioning, marine, mining and metals industries. TWMC has expressed to EU its intentions to produce products for the wind turbine industry.

2.0	Agreement

2.1
Both companies have agreed that each possesses strengths in uniquely different areas. The companies hereby establish this Strategic Alliance to enter into working relationships in the wind turbine industry. It is the intention of the parties to be bound by the general principles set forth in this Agreement.

2.2	The joint working relationships will include, without limitation and subject to detailed final negotiation, the following:

2.2.1	Sub-Contract Manufacturing - The parties will enter in to a sub-contract production arrangement for TWMC to produce for EU its North American requirements for its turbine products.

2.2.2	TWMC Generator Design and R&D - The parties will enter into a joint R&D effort to develop enhanced turbine products and technology.

2.2.3	Wind Turbine Service and Repair - The parties will establish a joint wind turbine service and repair business for North America. Additional items to be considered at mutually agreeable times include blade manufacturing, manufacturing locations around the globe, joint marketing and sales structures in geographic territories to be considered and capital investment.

3.0	Timeline

3.1	CTC and TWMC agree that an aggressive schedule should be adhered to in order to complete the documents required above so as to effect implementation expeditiously.

4.0	Additional Considerations

4.1	Unless otherwise designated for particular projects, the primary contact persons for each party shall be Andy Lockhart for CTC and Richard Fesmire for TWMC.

4.2	Each party shall be responsible for its own costs incurred pursuant to this Agreement.

4.3	This Agreement shall remain in effect until terminated by written notice by either party.

4.4	No partnership or agency relationship between the parties is established by this Agreement.

4.5	The parties shall agree on the content of any public announcements and/or press releases regarding the existence and nature of this Strategic Alliance.

4.6	The parties acknowledge and reaffirm the Non Disclosure and Non Contravention Agreement entered into on August 14, 2006.

Signed:	Signed:

/s/ Benton H Wilcoxon	/s/ H. C. Meng

Benton H Wilcoxon CEO Composite Technology Corporation 2026 McGaw Avenue Irvine, California 92614	H. C. Meng President TECO-Westinghouse Motor Company 5100 N. IH-35 Round Rock, Texas 78681